EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jerry L. Ocheltree, Eric P. Credle and Anna G. Hollers, and each of them, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable First Bancorp (the “Company”) to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirement of the Securities and Exchange Commission in respect thereof, in connection with the registration of securities under the Act, including Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Warrants to Purchase Common Stock, Common Stock and Depositary Shares, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a director and/or officer of the Company) to the Registration Statement on Form S-3 or such other available form as may be approved by the officers of the Company, and to any and all amendments, including post-effective amendments, to such Registration Statements (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Act), and to any and all instruments or documents filed as part of or in connection with such Registration Statements or any amendments thereof; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

This the 3rd day of February, 2009.

/s/ Jack D. Briggs	/s/ R. Walton Brown
Jack D. Briggs	R. Walton Brown

/s/ David L. Burns	/s/ John F. Burns
David L. Burns	John F. Burns

/s/ Mary Clara Capel	/s/ James C. Crawford, III
Mary Clara Capel	James C. Crawford, III

/s/ George R. Perkins, Jr
James G. Hudson, Jr.	George R. Perkins, Jr.

/s/ Thomas F. Phillips	/s/ Frederick L. Taylor II
Thomas F. Phillips	Frederick L. Taylor II

/s/ Virginia C. Thomasson	/s/ Goldie H. Wallace
Virginia C. Thomasson	Goldie H. Wallace

/s/ A. Jordan Washburn	/s/ Dennis A. Wicker
A. Jordan Washburn	Dennis A. Wicker

/s/ John C. Willis
John C. Willis